OPTIMUMBANK HOLDINGS, INC. 10-Q

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OptimumBank Holdings, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy Terry, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2016

/s/ Timothy Terry
Timothy Terry Principal Executive Officer

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to OptimumBank Holdings, Inc. and will be returned by OptimumBank Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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